News Release

Vringo Provides Shareholder Update

NEW YORK--(BUSINESS WIRE)--Nov. 7, 2012-- Vringo, Inc. (NYSE MKT: VRNG), a company engaged in the innovation, development and monetization of mobile technologies and intellectual property, today provided an update to shareholders.

Yesterday, a jury in U.S. District Court in Norfolk, Virginia ruled in favor of Vringo, Inc.'s wholly-owned subsidiary, I/P Engine, Inc. in its litigation against AOL, Inc. ("AOL"), Google, Inc. ("Google"), IAC Search & Media, Inc. ("IAC"), Gannett Company, Inc. ("Gannett"), and Target Corporation ("Target") (collectively, "Defendants") with respect to the Defendants' infringement of the asserted claims of U.S. Patent Nos. 6,314,420 and 6,775,664. After finding that the asserted claims of the patents-in-suit were both valid, and infringed by Google, the jury found that reasonable royalty damages should be based on a "running royalty," and that the running royalty rate should be 3.5%.

I/P Engine presented evidence at trial that the appropriate way to determine the incremental royalty base attributable to Google's infringement was to calculate 20.9% of Google's U.S. AdWords revenue, then apply a 3.5% running royalty rate to that base.

The jury also found that a total of $30,496,155 from Google, AOL, IAC, Gannett and Target, if paid now in cash, would reasonably compensate I/P Engine for the Defendants’ past infringement commencing on September 15, 2011.

The company has received numerous inquiries about the jury's calculation of past damages. Vringo's legal team is reviewing the verdict and plans to address all post-trial matters with the Court.

"We are very pleased with the jury’s conclusions with respect to validity and infringement,” said Jeffrey Sherwood, co-leader of Dickstein Shapiro’s Intellectual Property Practice and lead counsel for Vringo. "It is a very significant win."

Andrew Perlman, Chief Executive Officer of Vringo, said, "I would like to take this opportunity to thank our shareholders for their continued support. We are pleased with the fact that the jury found our patents valid and infringed, and that the defendants should pay a running royalty rate of 3.5%. Yesterday's verdict was an important milestone in demonstrating the value of our intellectual property portfolio. We look forward to continue to build shareholder value through the monetization of our assets."

The case is styled I/P Engine, Inc. vs. AOL Inc. et al., and is pending in U.S. District Court for the Eastern District of Virginia, Norfolk Division. The case number is 2:11cv512RAJ. The court docket for the case is publicly available on the Public Access to Court Electronic Records website, www.pacer.gov, which is operated by theAdministrative Office of the U.S. Courts.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of mobile technologies and intellectual property. Vringo's intellectual property portfolio consists of over 500 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies. The patents and patent applications have been developed internally, and acquired from third parties. Vringo operates a global platform for the distribution of mobile social applications and services including Facetones® and Video Ringtones which transform the basic act of making and receiving mobile phone calls into a highly visual, social experience. For more information, visit: www.vringoIP.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: the inability to realize the potential value created by the merger with Innovate/Protect for our stockholders; our inability to raise additional capital to fund our combined operations and business plan; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; potential competition from other providers and products; our inability to license and monetize the patents owned by Innovate/Protect, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our quarterly report on Form 10-Q filed with the SEC onAugust 14, 2012. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Source: Vringo, Inc.

Vringo, Inc.
Investors:
Cliff Weinstein, 646-532-6777
Executive Vice President
cliff@vringo.com
or
The Hodges Partnership
Media:
Caroline L. Platt, 804-788-1414 or 804-317-9061 (m)
cplatt@hodgespart.com